Exhibit 99.1

AmerisourceBergen Corporation
P.O. Box 959 Valley Forge, PA 19482

Contact:	Barbara Brungess
Vice President, Corporate & Investor Relations
610-727-7199
bbrungess@amerisourcebergen.com

AMERISOURCEBERGEN REPORTS

FOURTH QUARTER AND FISCAL YEAR 2014 RESULTS

Expects Fiscal 2015 Adjusted Diluted EPS from Continuing Operations to be in the range of $4.36 to $4.50

VALLEY FORGE, PA, October 30, 2014 — AmerisourceBergen Corporation (NYSE:ABC) today reported that in its fiscal year 2014 fourth quarter ended September 30, 2014, adjusted diluted earnings per share from continuing operations increased 35.8 percent to $1.10.  Revenue increased 29.1 percent to $31.6 billion in the quarter.  On the basis of U.S. generally accepted accounting principles (GAAP), diluted earnings per share from continuing operations were $0.29 for the September quarter of fiscal 2014.  In the tables that follow, we present our GAAP results as well as a reconciliation of GAAP income from continuing operations to adjusted non-GAAP income from continuing operations.

“We delivered exceptional performance in our September quarter, completing a very strong year driven by the onboarding of substantial new business, and outstanding operational and financial results,” said Steven H. Collis, AmerisourceBergen President and Chief Executive Officer.  “We generated excellent free cash flow, improved our balance sheet, and returned funds to shareholders.   Over the course of the full year, we made important progress on our strategic objectives by investing in our people, in our infrastructure, and in assets that help expand our international presence.  We enter fiscal 2015 with strong momentum and in excellent position to continue to shape healthcare delivery on an increasingly global basis.”

The comments below compare adjusted results from continuing operations, which exclude:

•    Warrant expense;

•    Gains on antitrust litigation settlements;

•    LIFO expense;

•    Acquisition related intangibles amortization;

•    Employee severance, litigation, and other expenses; and

•    Loss on early retirement of debt.

In addition, we calculate our adjusted earnings per share for each period using a diluted weighted average share count, which excludes the accounting dilution resulting from the impact of the unexercised equity warrants, and the impact from the shares repurchased under our special $650 million share repurchase program.  Solely in connection with the special share repurchase program, we issued $600 million of 1.15% senior notes due in May 2017.  The interest expense incurred relating to this borrowing is also excluded from the non-GAAP presentation.

Summary of Adjusted Quarterly Results

•    Revenue:  In the fourth quarter of fiscal 2014, revenue was $31.6 billion, up 29.1 percent compared to the same quarter in the previous fiscal year, reflecting a 33 percent increase in AmerisourceBergen Drug Corporation (ABDC) revenue, and a 13 percent increase in AmerisourceBergen Specialty Group (ABSG) revenue.

•    Gross Profit:  Gross profit in the fiscal 2014 fourth quarter was $926.9 million, a 28.7 percent increase over the same period in the previous year, driven by strong overall revenue growth and generic sales in ABDC.  Gross profit as a percentage of revenue decreased 1 basis point to 2.93 percent, primarily due to the increase in lower margin brand business, which was offset in part by an increase in the contribution from the sale of generic products.

•    Operating Expenses:  In the fourth quarter of fiscal 2014, operating expenses were $503.1 million, up 27.5 percent over the same period in the last fiscal year.  The increase in operating expenses in the quarter was due primarily to costs associated with onboarding the new Walgreen Co. business, an increase in employee incentive compensation, and expenses relating to the launch of the AmerisourceBergen Foundation.  Operating expenses as a percentage of revenue in the fiscal 2014 fourth quarter were 1.59 percent compared with 1.61 percent for the same period in the previous fiscal year.

•    Operating Income:  In the fiscal 2014 fourth quarter, operating income of $423.8 million was up 30.1 percent versus the prior year, driven primarily by the increase in gross profit. Operating income as a percentage of revenue increased 1 basis point to 1.34 percent in the fiscal 2014 fourth quarter compared to the previous year’s fourth quarter.

•                  Tax Rate:  The effective tax rate for the fourth quarter of fiscal 2014 was 37.5 percent, slightly lower than the previous fiscal year’s fourth quarter.  Going forward, we expect our annualized effective tax rate to be approximately 37.0 percent.

•    Earnings Per Share:  Diluted earnings per share from continuing operations were up 35.8 percent to $1.10 in the fourth quarter of fiscal year 2014 compared to $0.81 in the previous fiscal year’s fourth quarter, driven by the strong increase in operating income.

•    Shares Outstanding:  Diluted weighted average shares outstanding for the fourth quarter of fiscal year 2014 were 230.9 million, a 1.8 percent decrease versus the prior year due to share repurchases, offset in part by option exercises.

Segment Discussion

The Pharmaceutical Distribution segment includes both AmerisourceBergen Drug Corporation and AmerisourceBergen Specialty Group.  Other includes AmerisourceBergen Consulting Services (ABCS) and World Courier.

Pharmaceutical Distribution Segment

In the fourth fiscal quarter of 2014, Pharmaceutical Distribution revenues were $31.0 billion, an increase of 29 percent compared to the same quarter in the prior year.  ABDC revenues increased 33 percent, due primarily to the onboarding of all of the new Walgreens branded pharmaceuticals business and a substantial portion of their generic pharmaceuticals business, and increased branded pharmaceutical sales to our other large customers.  ABSG revenues increased 13 percent, driven by strong performance in our blood products, vaccine, and specialty distribution businesses.  Intrasegment revenues between ABDC and ABSG have been eliminated in the presentation of total Pharmaceutical Distribution revenue.  Total intrasegment revenues were $1.1 billion and $934.2 million in the quarters ended September 30, 2014 and 2013, respectively.

Operating income of $386.5 million in the September quarter of fiscal 2014 increased 31 percent compared to the same period in the previous year due to the new Walgreens branded and generic pharmaceuticals business in ABDC, and strong contributions from generics overall.

Other

Revenues in Other were $652.2 million in the fourth quarter of fiscal 2014, an increase of 26 percent over the same period in the prior year.  Operating income of $37.4 million was 25 percent higher than the fourth quarter of the prior year, due primarily to solid performance in World Courier offset in part by a decline in our consulting businesses.

Summary of Fiscal Year 2014

In fiscal year 2014, adjusted diluted earnings per share from continuing operations were $3.97, an increase of 23.7% over the prior fiscal year.  Revenue of $119.6 billion was up 35.9% over the last fiscal year.  Gross profit increased 19.7% and operating income increased 20.6%, driven primarily by the increase in revenues.  Operating income margin decreased 17 basis points to 1.30% due to the new Walgreens business.  Diluted weighted average shares outstanding in fiscal 2014 were 232.8 million, down one percent from the prior fiscal year.

Fiscal Year 2015 Expectations

AmerisourceBergen expects adjusted diluted earnings per share from continuing operations in fiscal year 2015 to be in the range of $4.36 to $4.50, an increase of 10 to 13 percent over fiscal 2014.  We expect revenue growth in the 7 percent to 8 percent range, and adjusted operating income growth in the 8 percent to 10 percent range.  Adjusted operating margin is expected to be flat to up slightly in the low single digit basis points range.   We expect free cash flow to be in the range of $1.4 to $1.7 billion, with capital expenditures in the $300 million range for the full year.  In addition, we expect to spend approximately $400 million in share repurchases under our regular repurchase program, and $400 million under our special repurchase program, subject to market conditions.

Conference Call

The Company will host a conference call to discuss the results at 11:00 a.m. Eastern Time on October 30, 2014.

Participating in the conference call will be:

Steven H. Collis, President & Chief Executive Officer

Tim G. Guttman, Senior Vice President & Chief Financial Officer

The dial-in number for the live call will be (612) 288-0329.  No access code is required.

The live call will also be webcast via the Company’s website at www.amerisourcebergen.com.  Users are encouraged to log on to the webcast approximately 10 minutes in advance of the scheduled start time of the call.

Replays of the call will be made available via telephone and webcast.  A replay of the webcast will be posted on www.amerisourcebergen.com approximately two hours after the completion of the call and will remain available for thirty days.  The telephone replay will also be available approximately two hours after the completion of the call and will remain available for seven days.  To access the telephone replay from within the US, dial (800) 475-6701.  From outside the US, dial (320) 365-3844.  The access code for the replay is 338765.

About AmerisourceBergen

AmerisourceBergen is one of the largest global pharmaceutical sourcing and distribution services companies, helping both healthcare providers and pharmaceutical and biotech manufacturers improve patient access to products and enhance patient care. With services ranging from drug distribution and niche premium logistics to reimbursement and pharmaceutical consulting services, AmerisourceBergen delivers innovative programs and solutions across the pharmaceutical supply channel. With nearly $120 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs approximately 14,000 people. AmerisourceBergen is ranked #28 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

AmerisourceBergen’s Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words, and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and change in circumstances. These statements are not guarantees of future performance and are based on assumptions that could prove incorrect or could cause actual results to vary materially from those indicated. Among the factors that could cause actual results to differ materially from those projected, anticipated, or implied are the following: changes in pharmaceutical market growth rates; the loss of one or more key customer or supplier relationships; the retention of key customer or supplier relationships under less favorable economics; changes in customer mix; customer delinquencies, defaults or insolvencies; supplier defaults or insolvencies; changes in branded and/or generic pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other dispute with customers or suppliers; federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances, federal and state prosecution of alleged violations of related laws and regulations, and any related litigation, including shareholder derivative lawsuits or other disputes relating to AmerisourceBergen’s distribution of controlled substances; qui tam litigation for alleged violations of fraud and abuse laws and regulations and/or any other laws and regulations governing the marketing, sale, purchase and/or dispensing of pharmaceutical products or services and any related litigation, including shareholder derivative lawsuits; changes in federal and state legislation or regulatory action affecting pharmaceutical product pricing or reimbursement policies, including under Medicaid and Medicare, and the effect of such changes on AmerisourceBergen’s customers; changes in regulatory or clinical medical guidelines and/or labeling for the pharmaceutical products we distribute; price inflation in branded and generic pharmaceuticals and price deflation in generics; greater or less than anticipated benefit from launches of the generic versions of previously patented pharmaceutical products; significant breakdown or interruption of AmerisourceBergen’s information technology systems; AmerisourceBergen’s inability to realize the anticipated benefits of the implementation of an enterprise resource planning (ERP) system; interest rate and foreign currency exchange rate fluctuations; risks associated with international business operations, including non-compliance with the U.S. Foreign Corrupt Practices Act, anti-bribery laws and economic sanctions and import laws and regulations; economic, business, competitive and/or regulatory developments in countries where we do business and/or operate outside of the United States; risks associated with the strategic, long-term relationship among Walgreen Co., Alliance Boots GmbH, and AmerisourceBergen, the occurrence of any event, change or other circumstance that could give rise to the termination, cross-termination or modification of any of the transaction documents among the parties (including, among others, the distribution agreement or the generics agreement), an impact on AmerisourceBergen’s earnings per share resulting from the issuance of the warrants to subsidiaries of Walgreen Co. and Alliance Boots GmbH (the “Warrants”), an inability to realize anticipated benefits (including benefits resulting from participation in the Walgreens Boots Alliance Development GmbH joint venture), the disruption of AmerisourceBergen’s cash flow and ability to return value to its stockholders in accordance with its past practices, disruption of or changes in vendor, payer and customer relationships and terms, and the reduction of AmerisourceBergen’s operational, strategic or financial flexibility; the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; AmerisourceBergen’s inability to implement its hedging strategy to mitigate the potentially dilutive effect of the issuance of shares of its common stock upon exercise of the Warrants, including its inability to repurchase shares of its common stock under its special share repurchase program due to its financial performance, the current and future share price of its common stock, its expected cash flows, competing priorities for capital, and overall market conditions; AmerisourceBergen’s inability to successfully complete any other transaction that we may wish to pursue from time to time; changes in tax laws or legislative initiatives that could adversely affect AmerisourceBergen’s tax positions and/or AmerisourceBergen’s tax liabilities or adverse resolution of challenges to AmerisourceBergen’s tax positions; increased costs of maintaining, or reductions in AmerisourceBergen’s ability to maintain, adequate liquidity and financing sources; volatility and deterioration of the capital and credit markets; natural disasters or other unexpected events that affect AmerisourceBergen’s operations; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting AmerisourceBergen’s business generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors) and Item 1 (Business) in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013 and elsewhere in that report and (ii) in other reports.

# # #

AMERISOURCEBERGEN CORPORATION

FINANCIAL SUMMARY

(In thousands, except per share data)

(unaudited)

	Three		Three
	Months Ended		Months Ended
	September 30,	% of	September 30,	% of	%
	2014	Revenue	2013	Revenue	Change

Revenue	$31,588,708	100.00%	$24,469,040	100.00%	29.1%

Cost of goods sold	30,716,164		23,901,488		28.5%

Gross profit [1]	872,544	2.76%	567,552	2.32%	53.7%

Operating expenses:
Distribution, selling and administrative	459,249	1.45%	358,303	1.46%	28.2%
Depreciation and amortization	49,512	0.16%	42,496	0.17%	16.5%
Warrants	155,739	0.49%	50,479	0.21%
Employee severance, litigation and other	781	- %	2,084	0.01%
Total operating expenses	665,281	2.11%	453,362	1.85%	46.7%

Operating income	207,263	0.66%	114,190	0.47%	81.5%

Other loss (income)	1,332	- %	(1,207)	- %

Interest expense, net	17,653	0.06%	18,672	0.08%	-5.5%

Income before income taxes	188,278	0.60%	96,725	0.40%	94.7%

Income taxes	120,476	0.38%	46,164	0.19%	161.0%

Income from continuing operations	67,802	0.21%	50,561	0.21%	34.1%

Income from discontinued operations, net of income taxes	-		462

Net income	$67,802	0.21%	$51,023	0.21%

Basic earnings per share:
Continuing operations	$0.30		$0.22		36.4%
Discontinued operations	-		-
Total	$0.30		$0.22

Diluted earnings per share:
Continuing operations	$0.29		$0.22		31.8%
Discontinued operations	-		-
Total	$0.29		$0.22

Weighted average common shares outstanding:
Basic	224,087		230,478
Diluted [2]	235,074		235,127		- %

1 Includes a $54.4 million LIFO expense in the three months ended September 30, 2014.  Includes a $154.0 million LIFO expense and a $1.1 million gain from antitrust litigation settlements in the three months ended September 30, 2013.

2 Includes the dilutive effect of stock options, restricted stock, restricted stock units and the Warrants issued to Walgreens and Alliance Boots.

AMERISOURCEBERGEN CORPORATION

FINANCIAL SUMMARY

(In thousands, except per share data)

(unaudited)

	Fiscal		Fiscal
	Year Ended		Year Ended
	September 30,	% of	September 30,	% of	%
	2014	Revenue	2013	Revenue	Change

Revenue	$119,569,127	100.00%	$87,959,167	100.00%	35.9%

Cost of goods sold	116,586,761		85,451,348		36.4%

Gross profit [1]	2,982,366	2.49%	2,507,819	2.85%	18.9%

Operating expenses:
Distribution, selling and administrative	1,587,261	1.33%	1,333,712	1.52%	19.0%
Depreciation and amortization	185,290	0.15%	162,186	0.18%	14.2%
Warrants	422,739	0.35%	90,055	0.10%
Employee severance, litigation and other	8,192	0.01%	23,467	0.03%
Total operating expenses	2,203,482	1.84%	1,609,420	1.83%	36.9%

Operating income	778,884	0.65%	898,399	1.02%	-13.3%

Other (income) loss	(4,360)	- %	44	- %

Interest expense, net	76,862	0.06%	73,897	0.08%	4.0%

Loss on early retirement of debt	32,954	0.03%	-	- %

Income before income taxes	673,428	0.56%	824,458	0.94%	-18.3%

Income taxes	389,398	0.33%	331,023	0.38%	17.6%

Income from continuing operations	284,030	0.24%	493,435	0.56%	-42.4%

Loss from discontinued operations, net of income taxes	(7,546)		(59,728)

Net income	$276,484	0.23%	$433,707	0.49%

Basic earnings per share:
Continuing operations	$1.25		$2.14		-41.6%
Discontinued operations	(0.03)		(0.26)
Total	$1.22		$1.88

Diluted earnings per share:
Continuing operations	$1.21		$2.10		-42.4%
Discontinued operations	(0.03)		(0.25)
Rounding	(0.01)		(0.01)
Total	$1.17		$1.84

Weighted average common shares outstanding:
Basic	227,367		231,067
Diluted [2]	235,405		235,345		- %

1  Includes a $348.1 million LIFO expense and a $24.4 million gain from antitrust litigation settlements in the fiscal year ended September 30, 2014.  Includes a $277.0 million LIFO expense and a $22.9 million gain from antitrust litigation settlements in the fiscal year ended September 30, 2013.

2  Includes the dilutive effect of stock options, restricted stock, restricted stock units and the Warrants issued to Walgreens and Alliance Boots.

AMERISOURCEBERGEN CORPORATION

RECONCILIATION OF DILUTED SHARES OUTSTANDING (GAAP TO NON-GAAP)

(In thousands)

(unaudited)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2014	2013	2014	2013

Basic shares outstanding	224,087	230,478	227,367	231,067

Stock option, restricted stock and restricted stock unit dilution	4,643	4,649	4,787	4,278

Warrant dilution	6,344	-	3,251	-

GAAP diluted shares outstanding	235,074	235,127	235,405	235,345

Warrant dilution	(6,344)	-	(3,251)	-

Shares repurchased under a special share repurchase program	2,197	-	657	-

Non-GAAP diluted shares outstanding [1]	230,927	235,127	232,811	235,345

1 For the non-GAAP presentation, diluted weighted average common shares outstanding have been adjusted to exclude the impact of the Warrants and the shares repurchased under a special $650 million share repurchase program, which was established to mitigate the potentially dilutive effect of the Warrants and supplements our previously executed hedging strategy.

AMERISOURCEBERGEN CORPORATION

RECONCILIATION OF CONTINUING OPERATIONS (GAAP) TO ADJUSTED CONTINUING OPERATIONS (NON-GAAP)

(in thousands, except per share data)

(unaudited)

										% Change vs. Prior Year
	Three Months Ended September 30, 2014									Quarter
	GAAP	Warrant Expense [2]	Gain on Antitrust Litigation Settlements	LIFO Expense	Acquisition Related Intangibles Amortization	Employee Severance, Litigation and Other	Loss on Early Retirement of Debt	Adjusted Non-GAAP		Adjusted Non-GAAP

Revenue	$31,588,708	$-	$-	$-	$-	$-	$-	$31,588,708		29.1%
Cost of goods sold	30,716,164	-	40	(54,416)	-	-	-	30,661,788		29.1%
Gross profit	872,544	-	(40)	54,416	-	-	-	926,920		28.7%
Operating expenses	665,281	(155,739)	-	-	(5,683)	(781)	-	503,078		27.5%
Operating income	207,263	155,739	(40)	54,416	5,683	781	-	423,842		30.1%
Other loss	1,332	-	-	-	(1,228)	-	-	104
Interest expense, net	17,653	(2,136)	-	-	-	-	-	15,517		-16.9%
Income before income taxes	188,278	157,875	(40)	54,416	6,911	781	-	408,221		32.4%
Income taxes [1]	120,476	7,139	(146)	22,431	2,743	339	176	153,158		30.1%
Income from continuing operations	$67,802	$150,736	$106	$31,985	$4,168	$442	$(176)	$255,063		33.9%

Diluted earnings per share from continuing operations	$0.29	$0.66	$-	$0.14	$0.02	$-	$-	$1.10	[4]	35.8%

Diluted weighted average common shares outstanding [3]	235,074	230,927	230,927	230,927	230,927	230,927	230,927	230,927

Percentages of revenue:

Gross profit	2.76%							2.93%
Operating expenses	2.11%							1.59%
Operating income	0.66%							1.34%

1 The amount of Warrant expense deductible for tax purposes is based on the initial valuation of the Warrants.  Therefore, the income tax rate on Warrant expense will vary by quarter depending upon the quarterly changes in the fair value of the Warrants.

2 Warrant expense is recorded as an operating expense.  In connection with the special $650 million share repurchase program, the Company issued $600 million of 1.15% senior notes due in May 2017.  The interest expense incurred relating to this borrowing has been excluded from the non-GAAP presentation.

3 See Reconciliation of Diluted Shares Outstanding (GAAP to non-GAAP).

4 The sum of the components may not equal the total due to rounding.

Note: Management considers GAAP financial measures as well as the presented non-GAAP financial measures in evaluating the Company’s operating performance.  Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors.

AMERISOURCEBERGEN CORPORATION

RECONCILIATION OF CONTINUING OPERATIONS (GAAP) TO ADJUSTED CONTINUING OPERATIONS (NON-GAAP)

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30, 2013
	GAAP	Warrant Expense	Gain on Antitrust Litigation Settlements	LIFO Expense	Acquisition Related Intangibles Amortization	Employee Severance, Litigation and Other	Adjusted Non-GAAP

Revenue	$24,469,040	$-	$-	$-	$-	$-	$24,469,040
Cost of goods sold	23,901,488	-	1,135	(153,972)	-	-	23,748,651
Gross profit	567,552	-	(1,135)	153,972	-	-	720,389
Operating expenses	453,362	(50,479)	-	-	(6,094)	(2,084)	394,705
Operating income	114,190	50,479	(1,135)	153,972	6,094	2,084	325,684
Other income	(1,207)	-	-	-	-	-	(1,207)
Interest expense, net	18,672	-	-	-	-	-	18,672
Income before income taxes	96,725	50,479	(1,135)	153,972	6,094	2,084	308,219
Income taxes [1]	46,164	9,471	(434)	59,414	2,328	796	117,739
Income from continuing operations	$50,561	$41,008	$(701)	$94,558	$3,766	$1,288	$190,480

Diluted earnings per share from continuing operations	$0.22	$0.17	$-	$0.40	$0.02	$0.01	$0.81	[2]

Diluted weighted average common shares outstanding	235,127	235,127	235,127	235,127	235,127	235,127	235,127

Percentages of revenue:

Gross profit	2.32%						2.94%
Operating expenses	1.85%						1.61%
Operating income	0.47%						1.33%

1 The amount of Warrant expense deductible for tax purposes is based on the initial valuation of the Warrants.  Therefore, the income tax rate on Warrant expense will vary by quarter depending upon the quarterly changes in the fair value of the Warrants.

2 The sum of the components may not equal the total due to rounding.

Note: Management considers GAAP financial measures as well as the presented non-GAAP financial measures in evaluating the Company’s operating performance.  Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors.

AMERISOURCEBERGEN CORPORATION

RECONCILIATION OF CONTINUING OPERATIONS (GAAP) TO ADJUSTED CONTINUING OPERATIONS (NON-GAAP)

(in thousands, except per share data)

(unaudited)

										% Change vs.
	Fiscal Year Ended September 30, 2014									Prior Year
	GAAP	Warrant Expense [2]	Gain on Antitrust Litigation Settlements	LIFO Expense	Acquisition Related Intangibles Amortization	Employee Severance, Litigation and Other	Loss on Early Retirement of Debt	Adjusted Non-GAAP		Adjusted Non-GAAP

Revenue	$119,569,127	$-	$-	$-	$-	$-	$-	$119,569,127		35.9%
Cost of goods sold	116,586,761	-	24,436	(348,063)	-	-	-	116,263,134		36.5%
Gross profit	2,982,366	-	(24,436)	348,063	-	-	-	3,305,993		19.7%
Operating expenses	2,203,482	(422,739)	-	-	(23,167)	(8,192)	-	1,749,384		18.9%
Operating income	778,884	422,739	(24,436)	348,063	23,167	8,192	-	1,556,609		20.6%
Other income	(4,360)	-	-	-	(1,228)	-	-	(5,588)
Interest expense, net	76,862	(3,062)	-	-	-	-	-	73,800		-0.1%
Loss on early retirement of debt	32,954	-	-	-	-	-	(32,954)	-
Income before income taxes	673,428	425,801	(24,436)	348,063	24,395	8,192	32,954	1,488,397		22.4%
Income taxes [1]	389,398	26,434	(9,370)	133,445	9,354	3,141	12,634	565,036		22.5%
Income from continuing operations	$284,030	$399,367	$(15,066)	$214,618	$15,041	$5,051	$20,320	$923,361		22.3%

Diluted earnings per share from continuing operations	$1.21	$1.73	$(0.06)	$0.92	$0.06	$0.02	$0.09	$3.97	[4]	23.7%

Diluted weighted average common shares outstanding [3]	235,405	232,811	232,811	232,811	232,811	232,811	232,811	232,811

Percentages of revenue:

Gross profit	2.49%							2.76%
Operating expenses	1.84%							1.46%
Operating income	0.65%							1.30%

1 The amount of Warrant expense deductible for tax purposes is based on the initial valuation of the Warrants.  Therefore, the income tax rate on Warrant expense will vary by quarter depending upon the quarterly changes in the fair value of the Warrants.

2 Warrant expense is recorded as an operating expense.  In connection with a special $650 million share repurchase program, the Company issued $600 million of 1.15% senior notes due in May 2017.  The interest expense incurred relating to this borrowing has been excluded from the non-GAAP presentation.

3 See Reconciliation of Diluted Shares Outstanding (GAAP to non-GAAP).

4 The sum of the components may not equal the total due to rounding.

Note: Management considers GAAP financial measures as well as the presented non-GAAP financial measures in evaluating the Company’s operating performance.  Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors.

AMERISOURCEBERGEN CORPORATION

RECONCILIATION OF CONTINUING OPERATIONS (GAAP) TO ADJUSTED CONTINUING OPERATIONS (NON-GAAP)

(in thousands, except per share data)

(unaudited)

	Fiscal Year Ended September 30, 2013
	GAAP	Warrant Expense	Gain on Antitrust Litigation Settlements	LIFO Expense	Acquisition Related Intangibles Amortization	Employee Severance, Litigation and Other	Adjusted Non-GAAP

Revenue	$87,959,167	$-	$-	$-	$-	$-	$87,959,167
Cost of goods sold	85,451,348	-	22,883	(277,001)	-	-	85,197,230
Gross profit	2,507,819	-	(22,883)	277,001	-	-	2,761,937
Operating expenses	1,609,420	(90,055)	-	-	(24,387)	(23,467)	1,471,511
Operating income	898,399	90,055	(22,883)	277,001	24,387	23,467	1,290,426
Other loss	44	-	-	-	-	-	44
Interest expense, net	73,897	-	-	-	-	-	73,897
Income before income taxes	824,458	90,055	(22,883)	277,001	24,387	23,467	1,216,485
Income taxes [1]	331,023	13,738	(8,650)	107,227	9,246	8,800	461,384
Income from continuing operations	$493,435	$76,317	$(14,233)	$169,774	$15,141	$14,667	$755,101

Diluted earnings per share from continuing operations	$2.10	$0.32	$(0.06)	$0.72	$0.06	$0.06	$3.21	[2]

Diluted weighted average common shares outstanding	235,345	235,345	235,345	235,345	235,345	235,345	235,345

Percentages of revenue:

Gross profit	2.85%						3.14%
Operating expenses	1.83%						1.67%
Operating income	1.02%						1.47%

1 The amount of Warrant expense deductible for tax purposes is based on the initial valuation of the Warrants.  Therefore, the income tax rate on Warrant expense will vary by quarter depending upon the quarterly changes in the fair value of the Warrants.

2 The sum of the components may not equal the total due to rounding.

Note: Management considers GAAP financial measures as well as the presented non-GAAP financial measures in evaluating the Company’s operating performance.  Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors.

AMERISOURCEBERGEN CORPORATION

SUMMARY SEGMENT INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended September 30,
Revenue	2014	2013	% Change

Pharmaceutical Distribution	$31,016,044	$24,002,471	29.2%
Other	652,239	518,576	25.8%
Intersegment eliminations	(79,575)	(52,007)	53.0%

Revenue	$31,588,708	$24,469,040	29.1%

	Three Months Ended September 30,
Operating Income	2014	2013	% Change

Pharmaceutical Distribution	$386,487	$295,870	30.6%
Other	37,355	29,814	25.3%
Total segment operating income	423,842	325,684
Gains on antitrust litigation settlements	40	1,135
LIFO expense	(54,416)	(153,972)
Acquisition related intangibles amortization	(5,683)	(6,094)
Warrant expense	(155,739)	(50,479)
Employee severance, litigation and other	(781)	(2,084)

Operating income	$207,263	$114,190	81.5%

Percentages of revenue:

Pharmaceutical Distribution
Gross profit	2.55%	2.52%
Operating expenses	1.30%	1.29%
Operating income	1.25%	1.23%

Other
Gross profit	20.92%	22.25%
Operating expenses	15.19%	16.51%
Operating income	5.73%	5.75%

AmerisourceBergen Corporation (GAAP)
Gross profit	2.76%	2.32%
Operating expenses	2.11%	1.85%
Operating income	0.66%	0.47%

AmerisourceBergen Corporation (Non-GAAP)
Gross profit	2.93%	2.94%
Operating expenses	1.59%	1.61%
Operating income	1.34%	1.33%

AMERISOURCEBERGEN CORPORATION

SUMMARY SEGMENT INFORMATION

(dollars in thousands)

(unaudited)

	Fiscal Year Ended September 30,
Revenue	2014	2013	% Change

Pharmaceutical Distribution	$117,383,967	$86,063,531	36.4%
Other	2,449,149	2,087,968	17.3%
Intersegment eliminations	(263,989)	(192,332)	37.3%

Revenue	$119,569,127	$87,959,167	35.9%

	Fiscal Year Ended September 30,
Operating Income	2014	2013	% Change

Pharmaceutical Distribution	$1,405,992	$1,162,352	21.0%
Other	150,617	128,074	17.6%
Total segment operating income	1,556,609	1,290,426
Gains on antitrust litigation settlements	24,436	22,883
LIFO expense	(348,063)	(277,001)
Acquisition related intangibles amortization	(23,167)	(24,387)
Warrant expense	(422,739)	(90,055)
Employee severance, litigation and other	(8,192)	(23,467)

Operating income	$778,884	$898,399	-13.3%

Percentages of revenue:

Pharmaceutical Distribution
Gross profit	2.36%	2.64%
Operating expenses	1.16%	1.29%
Operating income	1.20%	1.35%

Other
Gross profit	21.84%	23.43%
Operating expenses	15.69%	17.29%
Operating income	6.15%	6.13%

AmerisourceBergen Corporation (GAAP)
Gross profit	2.49%	2.85%
Operating expenses	1.84%	1.83%
Operating income	0.65%	1.02%

AmerisourceBergen Corporation (Non-GAAP)
Gross profit	2.76%	3.14%
Operating expenses	1.46%	1.67%
Operating income	1.30%	1.47%

AMERISOURCEBERGEN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

ASSETS
	September 30,	September 30,
	2014	2013

Current assets:
Cash and cash equivalents	$1,808,513	$1,231,006
Accounts receivable, net	6,312,883	6,051,920
Merchandise inventories	8,593,852	6,981,494
Prepaid expenses and other	84,957	129,231
Total current assets	16,800,205	14,393,651

Property and equipment, net	899,582	803,561
Other long-term assets	3,832,396	3,721,426

Total assets	$21,532,183	$18,918,638

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$15,592,834	$13,335,792
Other current liabilities	1,657,326	1,534,843
Total current liabilities	17,250,160	14,870,635

Long-term debt	1,995,632	1,396,606

Other long-term liabilities	329,492	331,652

Stockholders’ equity	1,956,899	2,319,745

Total liabilities and stockholders’ equity	$21,532,183	$18,918,638

AMERISOURCEBERGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Fiscal	Fiscal
	Year Ended	Year Ended
	September 30,	September 30,
	2014	2013
Operating Activities:
Net income	$276,484	$433,707
Loss from discontinued operations	7,546	59,728
Income from continuing operations	284,030	493,435
Adjustments to reconcile income from continuing operations to net cash provided by operating activities [1]	750,940	346,541
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(938,286)	(2,312,518)
Merchandise inventories [2]	(956,506)	(1,486,572)
Accounts payable, accrued expenses, and income taxes	2,317,589	3,818,288
Other	12,932	(157,186)
Net cash provided by operating activities - continuing operations	1,470,699	701,988
Net cash (used in) provided by operating activities - discontinued operations	(7,546)	86,137
Net cash provided by operating activities	1,463,153	788,125

Investing Activities:
Capital expenditures	(264,457)	(202,450)
Proceeds from sales of businesses	-	329,980
Cost of equity investments	(117,794)	-
Other	(1,904)	1,402
Net cash (used in) provided by investing activities - continuing operations	(384,155)	128,932
Net cash used in investing activities - discontinued operations	-	(11,672)
Net cash (used in) provided by investing activities	(384,155)	117,260

Financing Activities:
Net borrowings	566,402	-
Purchases of common stock [3]	(753,926)	(484,176)
Exercises of stock options	127,906	155,713
Cash dividends on common stock	(214,469)	(195,716)
Purchases of capped call options	(211,397)	(157,295)
Other	(16,007)	(8,975)
Net cash used in financing activities - continuing operations	(501,491)	(690,449)
Net cash used in financing activities - discontinued operations	-	(50,538)
Net cash used in financing activities	(501,491)	(740,987)

Increase in cash and cash equivalents	577,507	164,398

Cash and cash equivalents at beginning of year	1,231,006	1,066,608

Cash and cash equivalents at end of year	$1,808,513	$1,231,006

1 Adjustments include non-cash warrant expense of $422.7 million and $90.1 million for the fiscal year ended September 30, 2014 and 2013, respectively.

2 Merchandise inventories include LIFO expense of $348.1 million and $277.0 million for the fiscal year ended September 30, 2014 and 2013, respectively.

3 Includes purchases made under the special share repurchase program totaling $234.0 million in the fiscal year ended September 30, 2014. Additional purchases made in September 2014 under the special program totaling $18.0 million cash settled in October 2014.